AGREEMENT FOR EXCHANGE OF STOCK

AMONG

IBROADBAND, INC.

AND

COMPUTERS & TELE-COMM, INC.

AND

GRAEME GIBSON

GAIL SIMMONS

BRUCE BARKSDALE

MARTIN BARKSDALE

LARRY LEVIN

MICHAEL JAY RYCE

DAN MCCORMICK, MARKETING MECHANICS, LLC

JOHN H. BONDING

LEONARD MILHOLLAND

TOM S. LOOMIS III

ARTHUR D. GRAHAM

AGREEMENT FOR EXCHANGE OF STOCK

THIS AGREEMENT FOR EXCHANGE OF STOCK (this "Agreement") is made and entered into as of March ____, 2007, by and among iBroadband, Inc., a Nevada corporation ("IBBD"); Computers & Tele-Comm, Inc., a Missouri corporation (“CTC”); and the shareholders of CTC listed on the signature pages hereto and Disclosure Statement 3.3 (the "CTC Shareholders" and each a “CTC Shareholder”).  IBBD, CTC and the CTC Shareholders are hereinafter sometimes individually referred to as a “party” and collectively as the “parties,” whether one or more.

RECITALS

WHEREAS, The CTC Shareholders own the "CTC Shares" (as defined in Section 3.3) and desire and intend to transfer the CTC Shares to IBBD in exchange for the “IBBD Shares” (as defined in Section 2.1) on the terms and conditions set forth below; and

WHEREAS, IBBD desires and intends to transfer the IBBD Shares in exchange for the CTC Shares on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the terms, mutual agreements and covenants hereof, the parties covenant and agree as follows:

ARTICLE I – DEFINITIONS

In addition to other terms herein defined, the following definitions shall apply:

1.1.  "Act":  As defined in Section 3.1.5.

1.2. “Affiliates”:  An “affiliate” of, or Person “affiliated with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

1.3.  "Agreement":  As defined in the opening paragraph hereof.

1.4.  "Closing":  As defined in Section 2.3.

1.5.  "Closing Date":  The date, time and place of Closing as specified in

Section 2.3.

1.6.  “CTC Common Stock”:  As defined in Section 3.3.

1.7.  “CTC Shares”: As defined in Section 3.3.

1.8.  “Disclosure Schedules”:  The schedules required to be submitted by the CTC Shareholders pursuant to Article III.

1.9. "Encumbrance":  Any lien, mortgage, deed of trust, pledge, security interest, charge or other adverse claim or interest of any kind.

1.10.  “Fair Market Value”:  As defined in Section 2.1 and determined in accordance with Section 2.2.

1.11.  "Financial Statements":  As defined in Section 3.5(a).

1.12.  "GAAP":  Generally accepted accounting principles in the United States.

1.13.  “IBBD Common Stock”:  As defined in Section 4.2.

1.14.  “IBBD Shares”:  As defined in Section 2.1.

1.15.  "IRS":  The United States Internal Revenue Service.

1.16.  "Knowledge":  Representations and warranties to a party's knowledge mean that in acquiring such knowledge, the party representing and warranting such knowledge has engaged in reasonable inquiry and investigation.

1.17.  "Person":  Any natural person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

1.18.  "SEC":  As defined in Section 3.8.

1.19.  “Tax/Taxes”:  means any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

1.20.  "Tax Returns":  As defined in Section 3.7(a).

1.21.  “Termination Date”:  The date of any termination of this Agreement as provided by Section 8.1.

1.22. "Transaction Documents":  This Agreement and each of the agreements, certificates, instruments and documents executed or delivered by any party pursuant to the terms of this Agreement.

ARTICLE II – STOCK EXCHANGE AND CLOSING

2.1

Exchange of Shares

On the terms and subject to the conditions of this Agreement, the CTC Shareholders agree to transfer and assign the CTC Shares, constituting 100% of the issued and outstanding shares of CTC, to IBBD’s direct, wholly-owned subsidiary, iBroadband Networks, Inc. (“IBN”), such that CTC shall become a direct, wholly-owned subsidiary of IBN and a company that is under the control of IBBD.  In exchange, IBBD agrees to issue to the CTC Shareholders, pro rata, a number of its shares (the “IBBD Shares”) of IBBD Common Stock  that in the aggregate equal in fair market value (“Fair Market Value”) the sum of Two Million Five Hundred Thousand and no/100ths ($2,500,000.00) Dollars

2.2

 Determination of Fair Market Value

Fair Market Value of a share of IDDB Common Stock shall be the mean average of the closing bid and asked prices reported on the last business day immediately preceding the Closing Date.

2.3

Income Tax Considerations

It is the intention of the parties hereto that the exchange of stock provided for in this Agreement will qualify for treatment as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code, and the parties will agree to undertake all appropriate actions necessary both before and after the Closing to effect such treatment.  Notwithstanding the foregoing, neither IBBD nor any of its Affiliates shall have any liability whatsoever to CTC or the CTC Shareholders for the treatment ultimately accorded the exchange of stock by federal or state taxing and regulatory authorities; and the CTC Shareholders shall bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority on CTC or the CTC Shareholders by virtue of the consummation of the transactions provided for in this Agreement.

2.4

Closing

The closing of the transactions contemplated herein (the "Closing") shall be held at ____________the offices of CTC located at 1102 Grand Avenue, Kansas City, MO, at such time and date as IBBD, CTC and the CTC Shareholders shall agree (the "Closing Date").  At the Closing, each of IBBD, CTC, and the CTC Shareholders shall take all such action and deliver all such funds, documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or before the Closing Date and to cause all conditions precedent to the parties' obligations under this Agreement to be satisfied in full.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CTC AND THE CTC SHAREHOLDERS

To induce IBBD to enter into and perform this Agreement, and except as is otherwise set forth in the Disclosure Schedules, the CTC Shareholders severally, but not jointly, represent and warrant to IBBD as of the Closing, the following listed in Section 3.1, and CTC represents and warrants to IBBD as of the Closing, the following listed in Sections 3.2 through 3.12 below:

3.1  CTC Shareholder Matters

3.1.1

Good Title

Each CTC Shareholder represents with respect to itself, himself or herself only (and not with respect to any other CTC Shareholder) as follows in this Section 3.1:  Such CTC Shareholder owns, beneficially and of record, the shares of CTC Common Stock listed opposite such CTC Shareholder's name on Disclosure Schedule 3.3.  Such shares are owned free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase, and upon the consummation of the exchange of the CTC Shares as contemplated hereby, IBBD will have good title to such CTC Shares, free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase.

3.1.2

Authority

The CTC Shareholders have all requisite power, right and authority to enter into this Agreement and the other Transaction Documents to which each is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer the CTC Shares.  The CTC Shareholders have taken, or will take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents (including obtaining of any consents or approvals necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents and transfer the CTC Shares free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase.

3.1.3

Enforceability

This Agreement has been, and the other Transaction Documents to which the CTC Shareholders are a party on the Closing, will be duly executed and delivered by the CTC Shareholders, and this Agreement is, and each of the other Transaction Documents to which the CTC Shareholders are a party on the Closing will be, the legal, valid and binding obligation of each CTC Shareholder, enforceable against such CTC Shareholder (severally, but not jointly) in accordance with its terms.

3.1.4

No Approvals or Notices Required; No Conflicts

The execution, delivery and performance of this Agreement and the other Transaction Documents by the CTC Shareholders, and the consummation of the transactions contemplated hereby and thereby, will not (a) require any consent, approval or authorization of, or declaration, filing or registration with, any Person that has not been obtained or made at or prior to the Closing, (b) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any third party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which CTC is a party or by which it is bound or to which any assets of CTC are subject, or (c) result in the creation of any lien or encumbrance upon the CTC Shares or other securities of CTC.

3.1.5       Purchase for Own Account.

The IBBD Shares to be received by each CTC Shareholder hereunder will be acquired for investment for such CTC Shareholder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Act”), and each CTC Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, each CTC Shareholder also represents that such CTC Shareholder has not been formed for the specific purpose of acquiring Purchased Shares.

3.1.6       Disclosure of Information.

Each CTC Shareholder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the IBBD Shares to be acquired by such CTC Shareholder under this Agreement. Each CTC Shareholder further has had an opportunity to ask questions and receive answers from IBBD regarding the terms and conditions of the offering of the IBBD Shares and to obtain additional information (to the extent IBBD possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such CTC Shareholder or to which such CTC Shareholder had access.

3.1.7      Investment Experience.

Each CTC Shareholder understands that the purchase of the IBBD Shares involves substantial risk. Each CTC Shareholder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such CTC Shareholder is able to fend for itself, himself or herself, can bear the economic risk of such CTC Shareholder’s investment in the IBBD Shares and has such knowledge and experience in financial or business matters that such CTC Shareholder is capable of evaluating the merits and risks of this investment in the IBBD Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with IBBD and certain of its officers, directors or controlling persons of a nature and duration that enables such CTC Shareholder to be aware of the character, business acumen and financial circumstances of such persons.

3.1.8      Accredited Investor Status.

Each CTC Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Act, or a sophisticated investor with “Investment Experience” as specified in 3.1.7 above.  Specifically, "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

3.1.9      Restricted Securities.

Each CTC Shareholder understands that the IBBD Shares are characterized as "restricted securities" under the Act inasmuch as they are being acquired from IBBD in a transaction not involving a public offering and that under the Act and applicable regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, each CTC Shareholder represents that such CTC Shareholder is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Each CTC Shareholder understands that IBBD is under no obligation to register any of the securities transferred hereunder.

3.1.10    Further Limitations on Disposition.

Without in any way limiting the representations set forth above, each CTC Shareholder further agrees not to make any disposition of all or any portion of the IBBD Shares unless and until:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) such CTC Shareholder shall have notified IBBD of the proposed disposition prior to such disposition and shall have furnished IBBD with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such CTC Shareholder or its transferee, with an opinion of counsel, reasonably satisfactory to IBBD, that such disposition will not require registration of such securities under the  Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required for any transfer of any IBBD Shares in compliance with SEC Rule 144; provided that in each of the foregoing cases (other than any transfer of any IBBD Shares pursuant to such a registration statement or in compliance with SEC Rule 144) the transferee agrees in writing to be subject to the terms of this Section 4  to the same extent as if the transferee were an original CTC Shareholder hereunder.

3.1.11     Legends. It is understood that the certificates evidencing the IBBD Shares will bear the legend in substantially the same form as set forth below:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of certain states. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.

The legend set forth above shall be removed by IBBD from any certificate evidencing IBBD Shares if a registration statement under the Act is at that time in effect with respect to the legended security, or if such security is eligible to be freely transferred in a public sale without such a registration statement being in effect and if such transfer will not jeopardize the exemption or exemptions from registration pursuant to which IBBD issued the IBBD Shares.

3.2

CTC Organization; Good Standing; Corporate Authority; Enforceability

CTC is a corporation duly organized, validly existing and in good standing under the laws of the state of Missouri.  CTC is duly qualified to do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of CTC’s business or (b) the nature of the business conducted by CTC, except where the failure to be so qualified or in good standing would not have a material adverse effect on CTC.  CTC has all requisite power, right and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

All actions on the part of CTC and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of CTC's obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing.  This Agreement has been, and the other Transaction Documents to which CTC is a party on the Closing will be, duly executed and delivered by CTC, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of CTC, enforceable against CTC in accordance with its terms.

3.3

Capitalization

(a)

The authorized capital stock of CTC consists of ____________250,000 shares of common stock, ____________ no par value ("CTC Common Stock"). There is no preferred stock.

(b)

The issued and outstanding capital stock of CTC consists, and as of the Closing will consist, solely of ____________247,000 shares (the “CTC Shares”) of CTC Common Stock as listed on Disclosure Schedule 3.3.  The CTC Shares as of the Closing Date will be duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws.

(c)

At Closing, there will be no issued or outstanding warrants, options, preemptive rights, rights of first refusal, or other similar rights to acquire any capital stock of CTC, nor any other obligations of CTC to issue, grant, extend or enter into any security, option, warrant, “call,” right, commitment, agreement, arrangement or undertaking with respect to any of CTC’s capital stock.

(d)

CTC and CTC shareholders understand and acknowledge that any subsequent private or public offering of any IBBD securities will cause dilution to the then existing shareholders of IBBD at the time of the offering.

3.4

No Approvals or Notices Required; No Conflicts

The execution, delivery and performance of this Agreement and the other Transaction Documents by CTC, and the consummation of the transactions contemplated hereby and thereby, will not (a) require any consent, approval or authorization of, or declaration, filing or registration with, any Person that has not been obtained or made at or prior to the Closing, (b) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which CTC is a party or by which it is bound or to which any assets of CTC are subject, (c) result in the creation of any lien or encumbrance upon the CTC Shares or other securities of the CTC or (d) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of CTC.

3.5

Financial Statements; Obligations; No Liabilities; Assets

(a)

CTC has provided to IBBD an unaudited balance sheet and statement of profit and loss as of December 31, 2006 ("Financial Statements") a copy of which is attached here to as Schedule 3.5. The Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods covered, except as may be indicated in the notes thereto, and present fairly the financial position, results of operations and changes in financial position of CTC at the dates and for the periods indicated, subject, in the case of the unaudited financial statements, to normal recurring period-end adjustments.

(b)

  As of Closing, except as provided in Section 3.6, CTC will not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in CTC's Financial Statements and listed on the Schedules attached hereto, including Schedule 2.4.

(c)

As of Closing CTC shall own and possess the assets listed on the Financial Statements, free and clear of all liens, security interests, adverse claims and other encumbrances.

(d)

Prior to Closing, CTC shall provide IBBD with audited financials for its last fiscal year.  IBBD shall pay the cost of the audit, and CTC and the CTC Shareholders shall reimburse IBBD for cost in a pro rata reduction in the IBBD shares.

3.6

Absence of Certain Changes or Events

Except (a) as and to the extent reflected or reserved against in the balance sheet and (b) for liabilities and obligations incurred in the ordinary course of business since the Financial Statements, CTC has not entered into or agreed to enter into any transaction, agreement or commitment, suffered the occurrence of any event or events or experienced any change in financial condition, business, results of operations or otherwise that, in the aggregate resulted in a material adverse change in the business, assets, operations of CTC.

3.7

Taxes

(a)

CTC has filed on a timely basis all reports, returns, declarations, claims for refund, information returns, statements or other similar documents, including any schedules or attachments thereto, and including any amendment thereof with respect to any Taxes ("Tax Returns") that CTC was required to file through its fiscal year ended December 31st.  No such Tax Returns are currently the subject of audit or examination nor has CTC been notified in writing, or otherwise, of any request for an audit or examination.

(b)

Except as provided in Schedule 3.7, there is no dispute, claim or proposed adjustment concerning any Tax liability of CTC either (A) claimed or raised by any authority in writing or (B) based upon personal contact with any agent of such authority.  CTC is not a party to nor has it been notified in writing or, otherwise, that it is the subject of any pending, proposed or threatened action, investigation, proceeding, audit, claim or assessment by or before the IRS or any other governmental authority, and no claim for assessment, deficiency or collection of Taxes, or proposed assessment, deficiency or collection from the IRS or any other governmental authority which has not been satisfied, nor does CTC have any reason to believe that any such notice will be received in the future.  The IRS or other governmental authority has never audited any Tax Return of CTC.  CTC has not filed any requests for rulings with the IRS.  There are no Tax liens of any kind upon any property or assets of CTC, except for inchoate liens for Taxes not yet due and payable.   CTC has paid, or will pay by the Closing, all Taxes, assessments, and penalties due and payable.

3.8

Securities Filings

CTC has filed or will have filed by Closing, all required filings with the Securities and Exchange Commission (the "SEC") and with any other government agency, including the state of Missouri that may be required.

3.9

Contracts; Leases

Except as indicated on Schedule 3.9 hereto, CTC is not a party to any contract, agreement or lease.

3.10

Claims and Legal Proceedings

There are no claims, actions, suits, arbitrations, criminal or civil investigations or proceedings pending or involving or, to the knowledge of CTC and/or CTC Shareholders, threatened against CTC before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person.  To the knowledge of CTC and/or the CTC Shareholders, there is no valid basis for any claim, action, suit, arbitration, investigation or proceeding that could reasonably be expected to be materially adverse to the business, assets, operations, prospects or condition (financial or other) of CTC before or by any Person.  There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which CTC is a party that involve the transactions contemplated herein or that would have a material adverse effect on the business, assets, operations, prospects or condition (financial or other) of CTC.

3.11

Corporate Books and Records

CTC has furnished to IBBD, at or prior to closing (or at such time and place as shall be designated by IBBD), true and complete copies of (a) the ____________Certificate of Incorporation of CTC as currently in effect, including all amendments thereto, and (b) the minute books of CTC (including copies of all director and shareholder consents).  Such minutes reflect all meetings of the CTC Shareholders, Board of Directors and any committees thereof since CTC's inception, and such minutes accurately reflect the events of and actions taken at such meetings.

3.12

Limitation to Representations

Neither CTC nor the CTC Shareholders shall be deemed to have made to IBBD any representation or warranty other than as expressly made by CTC or severally by the CTC Shareholders in this Article III.  Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by CTC and the CTC Shareholders in this Article III, CTC and the CTC Shareholders make no representation or warranty to IBBD with respect to (a) any projections, estimates or budgets delivered to or made available to IBBD of future revenues, expenses or expenditures or future results of operations or (b) except as expressly covered by a representation and warranty contained in this Article III, any other information or documents (financial or otherwise) made available to IBBD or its counsel, accountants or advisers with respect to CTC and the CTC Shareholders.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES
OF IBBD

To induce CTC and the CTC Shareholders to enter into and perform this Agreement, IBBD represents and warrants to CTC and the CTC Shareholders as of the date of this Agreement and as of the Closing as follows in this Article IV:

4.1   Organization, Good Standing and Qualification.

IBBD has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Nevada. IBBD has the corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.  IBBD is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where failure to be so qualified would have a material adverse effect on the business, assets or financial condition of IBBD taken as a whole.

4.2   Capitalization. The capitalization of IBBD immediately prior to the Closing consists of the following:

There are a total of 200,000,000 authorized shares of common stock, par value $0.001 per share ("IBBD Common Stock"), of which 19,650,135 shares are issued and outstanding, and 50,000,000 shares of Preferred Stock (“IBBD Preferred Stock”), none of which is issued and outstanding.  The outstanding shares of IBBD Common Stock are duly authorized and validly issued, fully paid and nonassessable.

4.3   Due Authorization.

All corporate action on the part of CTC's directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of CTC under, this Agreement, the authorization, issuance, reservation for issuance and delivery of all of the IBBD Shares being transferred under this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of IBBD, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.4 Valid Issuance of Stock.

(a) The IBBD Shares, when issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

(b) Based in part on the representations made by the CTC Shareholders in Section 3 hereof, the issuance of the IBBD Shares solely to the CTC Shareholders in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the Act.

4.5   Governmental Consents.

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of IBBD in order to enable IBBD to execute, deliver and perform its obligations under this Agreement except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

4.6 Compliance with Law and Documents.

IBBD is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended, and to IBBD's knowledge, except for any violations that individually or in the aggregate would have no material adverse impact on IBBD's business, IBBD is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states or other governmental bodies and agencies having jurisdiction over IBBD's business or properties. IBBD has not received any notice of any violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, IBBD's Certificate of Incorporation or Bylaws, any judgment, order or decree of any court or arbitrator to which IBBD is a party or is subject, any agreement or contract of IBBD that is material to IBBD's business (taken as a whole), or, to IBBD's knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of IBBD, except for defaults and violations that individually or in the aggregate would have no material adverse impact on IBBD's business.

ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF IBBD

The obligations of IBBD to perform and observe the covenants, agreements and conditions to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by IBBD.

5.1

Accuracy of Representations and Warranties

Each of the representations and warranties of CTC and the CTC Shareholders contained in this Agreement and the other Transaction Documents to which each is a party (including applicable Exhibits or Disclosure Schedules) shall be true and correct as of the Closing Date as though made on that date; except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date.

5.2

Performance of Agreements

The CTC and the CTC Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by them at or prior to the Closing.

5.3

Due Diligence

(a)

The results of IBBD's due diligence investigation of CTC and the CTC Shareholders (as it relates to the CTC Shares) shall be satisfactory in all reasonable respects to IBBD.

(b)

True and correct copies of all of the business and corporate records of CTC shall have been delivered to IBBD (or shall be delivered to IBBD at such time and place as IBBD directs), including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements, contracts, and promissory notes.

5.4

Receipt of Original Stock Certificates

IBBD shall have received original stock certificates representing the CTC Shares from all CTC Shareholders, together with Stock Powers, in substantially the form attached hereto as Exhibit 5.4, assigning such Shares to IBBD.

5.5        Indemnity for Undisclosed or Un-Scheduled Liabilities

CTC and the CTC Shareholders shall indemnify and hold harmless IBBD from any and all liabilities, obligations and debts of or owed by CTC to any party that are not listed on Schedule 2.4.

ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CTC AND THE CTC SHAREHOLDERS

The obligations of the CTC and the CTC Shareholders to perform and observe the covenants, agreements and conditions to be performed and observed by each of them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the CTC and the CTC Shareholders.

6.1

Accuracy of Representations and Warranties

Each of the representations and warranties of IBBD contained in this Agreement and the other Transaction Documents to which it is a party shall be true and correct as of the Closing Date as though made on that date, except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date.

6.2

Performance of Agreements

IBBD shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by it at or prior to the Closing.

6.3

Approvals and Consents

All consents, approvals, transfers of permits or licenses, and all applications, and notices whether to public agencies, federal, state, local or foreign, or otherwise, required to be obtained by IBBD for the consummation of the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law shall have passed.

ARTICLE VII-PRE-CLOSING COVENANTS

IBBD, CTC and each of the CTC Shareholders agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing and the Termination Date:

7.1

  General

IBBD, CTC and the CTC Shareholders will use its, his or her reasonable best efforts to take all actions and to do all things necessary, proper, or advisable to consummate, make effective, and comply with all of the terms of this Agreement and the transactions applicable to each (including satisfaction, but not waiver, of the Closing conditions for which each is responsible or otherwise in control, as set forth in ARTICLES V and VI).

7.2

Operation of CTC’s Business

CTC covenants and agrees that it will not without the prior consent of IBBD, which consent will not be unreasonably withheld, cause or permit CTC to:

(a)

conduct its business in any manner except in the ordinary course of business consistent with prudent business custom and practice; or

(b)

except as required by their terms, amend, terminate, fail to renew or renegotiate any contract listed in Disclosure Schedule 3.9 or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any such contract or take any action that would jeopardize the continuance of its business relationships; or

(c)

terminate, amend or fail to renew any existing insurance coverage; or

(d)

incur or agree to incur any obligation or liability (absolute or contingent) that cannot be terminated, without liability or penalty, by CTC on no more than 60 days notice and that individually calls for payment by CTC of more than $25,000 in any specific case or $50,000 in the aggregate; or

(e)

make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee or stockholder of CTC or its Affiliates; or

(f)

sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities other than in the ordinary course of business of CTC (and in no case will the Company sell, transfer, mortgage, encumber or otherwise dispose of any Intellectual Property); or

(g)

declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property, intellectual property, or other thing of value, to its shareholders; or

(h)

amend its charter documents or bylaws; or

(i)

hire any new employee, terminate any employee, or otherwise change the terms (including compensation) of any employee's employment; or

(j)

make any investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person; or

(k)

compromise or otherwise settle any claims in excess of $50,000; or

(l)

make or revoke any Tax election, file any amended Tax Return, make any change in any method or period of accounting or in any accounting policy, practice or procedure, or take any position on any Tax Return inconsistent with prior reporting practices; or

(m)

issue any Equity Interests of the Company; or

(n)

agree to or make any commitment to take any actions prohibited by this Section 7.2.

7.3

Preservation of Business

Without limiting the covenants in Section 7.2 above, CTC will use its commercially reasonable efforts to keep its business, assets and properties substantially intact in accordance with prudent business custom and practice, including its present operations, physical facilities, and working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

7.4

Full Access and Company Data

CTC will permit representatives of IBBD (including financing providers) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of CTC, to all premises, properties, personnel, books, records, contracts, and documents pertaining to CTC and will furnish copies of all such books, records, contracts and documents and all financial, operating and other data, and other information as IBBD may reasonably request; provided, however, that no investigation pursuant to this Section 7.4 will affect any representations or warranties made herein or the conditions to the parties' respective obligations to consummate the Closing of the transaction.

7.5

Exclusivity

Prior to the Closing Dare or Termination Date, neither CTC nor any of the CTC Shareholders will, directly or indirectly, solicit, initiate or participate in any negotiations regarding any disposition of the CTC Shares, the assets of CTC or any part thereof.

7.6

Piggy Back Registration Rights

If at any time IBBD determines to file a Registration Statement under the Securities Exchange Act of 1934 to register any IBBD Shares, the CTC Shareholders shall have the right to demand that their IBBD Shares are included in the Registration Statement that is filed in connection with such offering (“Piggy Back Demand”).  Provided, however, that IBBD, in consultation with the underwriter of any such offering or other market maker involved with such offering shall have the right, in its sole discretion, to determine the number of shares that will be included in the Registration Statement in connection with such offering, which may result in fewer shares being included in such registration than in the Piggy Back Demand. If fewer shares are permitted to be included in the Registration Statement in connection with such offering than are included in the Piggy Back Demand, all CTC Shareholders who joined in the Piggy Back Demand shall have some amount of shares they hold included in the registration.  The number of such shares shall be calculated pro-rata based on each such shareholder’s total stock ownership percentage; provided, however, that any CTC Shareholder holding less than 5001 CTC Shares shall not be subject to the pro-rata limitation on the registration of his shares with respect to such Piggy Back Demand.

ARTICLE VIIL - TERMINATION, AMENDMENT AND WAIVER

8.1

Termination

This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual written consent of IBBD, CTC, and the CTC Shareholders; or

(b)

by CTC and the CTC Shareholders, if IBBD shall have breached any of its representations, warranties or agreements and such breach remains uncured for a period of 10 days from the date of notice from either CTC or any of the CTC Shareholders of any such breach; or

(c)

by IBBD, if CTC and/or the CTC Shareholders shall have breached any of its or their representations, warranties or agreements and such breach remains uncured for a period of 10 days from the date of notice from IBBD of any such breach.

8.2

Effect of Termination; Survival

In the event of the termination of this Agreement pursuant to Section 8.1, there shall be no further obligation on the part of any party, except that Sections 10.1, 10.2  and 10.5 shall survive any such termination; however, nothing shall relieve any party from liability for any breach of this Agreement.

8.3

Amendment

IBBD, CTC and the CTC Shareholders may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties to be bound thereby.

8.4

Waiver

At any time prior to the Closing, any party may (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties contained in any Transaction Document, or (c) waive compliance with any agreement or condition in any Transaction Document.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound.  The failure of any party at any time or times to require performance of any provisions shall in no manner affect its right at a later time to enforce the same.  No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

ARTICLE IX - INDEMNIFICATION

9.1

Indemnification Covenants of CTC and CTC Shareholders

Subject to the limitations set forth in this Section 9, CTC and the CTC Shareholders shall defend, indemnify, save and keep harmless IBBD and its affiliates, directors, officers, agents, attorneys, accountants, or representatives and their respective successors and permitted assigns (the “IBBD Indemnitees”), against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys’ fees (collectively, the “Damages”) sustained or incurred by any of the IBBD Indemnitees as a result of or arising out of or relating to:

(a)

Any inaccuracy in a representation or breach of a warranty made by CTC or CTC Shareholders in this Agreement or in any of the Transaction Documents delivered to IBBD in connection with this Agreement; or

(b)

The failure of CTC or the CTC Shareholders to comply with, or the breach by them of, any of the covenants contained in this Agreement or in any document or instrument delivered to IBBD in connection with this Agreement; or

(c)

Any CTC or CTC Shareholder liability except to the extent that any such liability is expressly assumed by IBBD pursuant to this Agreement.

9.2

Indemnification Covenants of IBBD

Subject to the limitations set forth in this Section 9, IBBD shall defend, indemnify, save and keep harmless CTC and the CTC Shareholders and their affiliates, directors, officers, agents, attorneys, accountants, or representatives and their respective successors, estates and permitted assigns (the “CTC Indemnitees”), against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys’ fees (collectively, the “Damages”) sustained or incurred by any of the CTC Indemnitees as a result of or arising out of or relating to:

(a)

Any inaccuracy in a representation or breach of a warranty made by IBBD in this Agreement or in any of the Transaction Documents delivered to IBBD in connection with this Agreement; or

(b)

The failure of IBBD to comply with, or the breach by them of, any of the covenants contained in this Agreement or in any document or instrument delivered to CTC or the CTC Shareholders in connection with this Agreement.

9.3

Method of Asserting Claims

For purposes of this Section 8.3, the following terms shall be defined as follows:

(a)

“Claims” shall mean all claims asserted pursuant to this Section 8, whether or not arising as a result of a Third Party Claim.

(b)

“Indemnified Person” shall mean any IBBD Indemnitee or any CTC Indemnitee, as the context requires.

(c)

“Indemnifying Person” shall mean any person obligated to indemnify an Indemnified Person pursuant to this Section 8, as the context requires.

(d)

“Third Party Claims” shall mean any Claim asserted by any Person not a party to this Agreement, asserting that an Indemnified Person is liable for monetary or other obligations which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Section 8.

(e)

All Claims shall be made in writing and shall set forth with reasonable specificity the facts and circumstances of the Claim, as well as the basis upon which indemnification pursuant to this Section 8 is sought.  Notwithstanding the foregoing, no delay or failure by any Indemnified Person to provide notification of any Claim shall preclude any Indemnified Person from recovering for Damages pursuant to this Section 8, except to the extent that such delay or failure materially compromises the rights of any Indemnifying Person under this Section 8.

(f)

Within ten (10) days after receipt by an Indemnifying Person of any notification of a Claim, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume (at the Indemnifying Person’s expense) control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Person acknowledges in writing to the Indemnified Person that any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section 8.  If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense, but in so doing shall not waive or limit its right to recover under this Section 14 for any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding.  The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Person assumes control of such defense, and the Indemnified Person has been advised in writing by outside legal counsel that under the applicable standards of professional conduct, the Indemnifying Person and the Indemnified Person may not be represented by the same counsel with respect to such action, suit or proceeding, the reasonable fees and expenses of one law firm for the Indemnified Person shall be paid by the Indemnifying Person.  The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.  The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which (with respect to an action, suit or proceeding as to which the Indemnifying Person has not elected to assume control of the defense) shall not be unreasonably withheld, conditioned or delayed.  The Indemnifying Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld, conditioned or delayed so long as the settlement includes a complete release of the Indemnified Person from all liability and does not contain or contemplate any payment by, or injunctive or other equitable relief binding upon, the Indemnified Person.

ARTICLE X - GENERAL

10.1

Expenses

Whether or not the transactions contemplated by this Agreement are consummated, each party shall each pay its own fees and expenses for the negotiation, preparation and carrying out of this Agreement and the other Transaction Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

10.2

Consequential Damages

No party shall be liable to the other parties for any special, indirect, incidental or consequential damages resulting from any breach of this Agreement.

10.3

Assignment

This Agreement shall not be assigned by operation of law or otherwise, except that IBBD may assign all or any of its rights and obligations to any of its Affiliates.  In the event of any such permitted assignment, IBBD shall guarantee the performance of such obligations by such assignee.

10.4

Notices

Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one (1) business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth below, or (d) three (3) days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by advance written notice to the other parties given in the foregoing manner.

TO IBBD:	iBroadband, Inc. c/o Matthew Hutchins, President & CEO 14286 Gillis Road Dallas, TX 75244

TO CTC:	Computers & Tele-Comm, Inc. 1307 S. Sterling Avenue Indepedence, MO 64052
TO THE CTC SHAREHOLDERS:	At their respective addresses listed on Schedule 3.3

10.5

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  THE FORUM FOR CONTESTS OF THIS AGREEMENT SHALL ONLY BE IN DALLAS COUNTY, TEXAS.

10.6

Successors and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

10.7

Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.8

Entire Agreement; Counterparts

This Agreement and the Transaction Documents constitutes the entire agreement among the parties with respect to this subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to this subject matter.  This Agreement may be executed in two or more counterparts, which taken together shall constitute one instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

IBROADBAND, INC.

By: _________________________

 Name:  Matthew Hutchins

Title:     President and CEO

COMPUTERS & TELE-COMM, INC.

By: ____________________________

Name:  Graeme Gibson

Title:     President and CEO

CTC SHAREHOLDERS

By: _________________________

Graeme Gibson

By: __________________________

Gail Simmons

By: __________________________

Bruce Barksdale

By: __________________________

Martin Barksdale

By: ___________________________

Larry Levin

By:____________________________

Michael Jay Ryce

By:_______________________________

 Dan McCormick, Marketing Mechanics, LLC

By: _______________________________

John H. Bonding

By: ___________________________

Leonard Milholland

By: ____________________________

Tom S. Loomis III

By __________________________

Arthur D. Graham

Exhibit 5.4

STOCK POWER

FOR VALUE RECEIVED, __________________________, hereby sells, assigns and transfers unto ______________________, ___________________________________ (_______________) shares of Common Stock of. Computers & TeleComm, Inc., standing in its name on the books of said Computers & TeleComm, Inc., represented by Certificate No. __________, and does hereby irrevocably constitute and appoint ______________________ as attorney in fact to transfer the said stock on the books of Computers & TeleComm, Inc. with full power of substitution in the premises.

Dated: ___________.

[SHAREHOLDER]

By:  ________________________________

Name:

Title:

By:  ________________________________

Name:

Title: